Exhibit 99

The securities reported as beneficially owned by Mr. Katzman include:

(a)            1 share held of record by Gazit-Globe, Ltd. (“Gazit-Globe”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Mr. Katzman is the Chairman of Gazit-Globe.

(b)            5,386,857 shares held of record by Ficus, Inc. (“Ficus”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Ficus is a wholly-owned subsidiary of First Capital Realty, Inc. (“First Capital”) and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(c)            8,693,213 shares held of record by Silver Maple (2001), Inc., which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Silver Maple is also a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Silver Maple and Chairman of the Board of First Capital and Gazit-Globe.

(d)            7,093,645 shares held of record by MGN (USA) Inc. (“MGN USA”) which is a member of a “group” with Mr. Katzman for purposes if Section 13(d) of the Exchange Act.  MGN USA is also a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(e)            13,304,650 shares held of record by MGN America, LLC (“MGN America”) (including the 1,500 shares reported herein) which is a member of a “group” with Mr. Katzman for purposes if Section 13(d) of the Exchange Act.  MGN America is also a wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(f)            7,646,801 shares held of record by Gazit 1995, Inc. (“Gazit 1995”) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Gazit 1995 is wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(g)            187,036 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(h)            502,186 other shares held directly and indirectly by Mr. Katzman.